UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2014
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 1300, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 1, 2014, Encore Capital Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Atlantic Credit & Finance, Inc. (“Atlantic”) and the sellers named therein. Pursuant to the Purchase Agreement, the Company acquired all of the outstanding equity interests of Atlantic for approximately $70.0 million in cash (the “Acquisition”). Atlantic acquires and liquidates consumer finance receivables originated and charged off by national financial institutions. At the closing of the Acquisition, the Company made additional payments totaling approximately $126.1 million to retire certain indebtedness and other obligations of Atlantic. The Company financed the acquisition through borrowings under its Second Amended and Restated Credit Agreement dated as of February 25, 2014 (the “Restated Credit Agreement”) by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and listed on the signature pages thereof, and SunTrust Bank, as administrative agent and collateral agent.

On August 1, 2014, the Company amended the Restated Credit Agreement to, among other things, (i) modify the permitted investment provisions in the Restated Credit Agreement to allow investments of up to $205 million for the purpose of consummating the Acquisition, (ii) increase the Company’s ability to incur additional unsecured or subordinated indebtedness from $450 million to $750 million, (iii) increase the basket of investments permitted in unrestricted subsidiaries from $200 million to $250 million, and (iv) add a basket to allow for investments in certain subsidiaries of Propel Financial Services, LLC of $200 million. On August 1, 2014, the Company amended the Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013 (as amended, the “Note Purchase Agreement”) by and among the Company, on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Retirement Insurance and Annuity Company and Prudential Annuities Life Assurance Corporations, on the other hand, for purposes of aligning the covenants in the Note Purchase Agreement with the modified covenants in the Restated Credit Agreement.

The foregoing summary of the Purchase Agreement and the amendments to the Restated Credit Agreement and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 7.01.    Regulation FD Disclosure.

On August 7, 2014, the Company issued a press release announcing the Acquisition. The press release is furnished hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated August 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 7, 2014	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 7, 2014